Exhibit 99.7

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Team member FAQ—Feb. 5 announcement

The Transaction

1.	Why is this happening and why is the company going private?

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A definitive merger agreement has been reached under which Michael, Dell’s Founder, Chairman and CEO, and affiliates of global technology investment firm Silver Lake will acquire Dell and take it private.

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This transaction is an exciting new chapter for Dell, our customers and team members. We can immediately deliver value to stockholders, while we continue the execution of our long-term strategy and focus on delivering best-in-class solutions to our customers as a private enterprise.

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Under a new, private company structure, we will have the potential to fully pursue and realize our end-to-end solutions strategy; continue organic and inorganic investment; and grow our business with our partners.

2.	What are the next steps in the process?

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The Board of Directors of Dell, on the unanimous recommendation of a special committee comprised of four independent directors who negotiated the transaction with the assistance of independent financial and legal advisors, has approved the merger agreement and will recommend that stockholders of Dell approve the agreement. Michael recused himself from all Board discussion and the Board vote regarding this transaction.

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The Special Committee has negotiated as part of the merger agreement a 45-day “go-shop” period, during which the Special Committee—with the assistance of its independent financial and legal advisors—will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. After the conclusion of that 45-day period, the Special Committee will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 45-day period.

3.	When will the transaction be completed?

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Following the go-shop process, the transaction is expected to close before the end of the second quarter of Dell’s FY2014, subject to approval by a majority of the outstanding Dell shares, excluding shares owned by Michael or certain members of Dell’s management and Board of Directors, as well as the satisfaction of customary closing conditions.

PRIVILEGED AND CONFIDENTIAL—PREPARED AT REQUEST OF COUNSEL

Dell

4.	Is this good for Dell?

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Yes. This transaction is an exciting new chapter for Dell, our team members and our customers. We can immediately deliver value to stockholders while continuing to execute our long-term growth strategy and our focus on helping customers achieve their goals.

5.	Will there be changes in our executive leadership?

•	Michael will continue to serve as chairman and CEO. The current senior leadership team remains the same.

6.	Will there be organizational changes?

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Until the transaction closes, we remain a publicly-traded company and will continue to report quarterly financial results. Our FY14 business plan remains unchanged and we must continue to execute against it. Our focus remains on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

•	Our brand, purpose and values remain unchanged. You still work for the same company with the same manager in the same building and serve the same customers.

•	The proposed transaction will enable us to pursue our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

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Many of our most important priorities and initiatives will remain intact and in some cases accelerate, including: the new Dell business model, our Business Unit structure and our productivity and efficiency program targeting $2 billion in opportunity across the company.

7.	What does it mean to cease being a public company and operate as a private company?

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Upon closing of this transaction, which is subject to shareholder approvals and other customary closing conditions, Dell will be owned by Michael and Silver Lake, and shares of Dell will no longer be traded publicly.

•	Our brand, purpose and values remain unchanged. You still work for the same company with the same manager in the same building and serve the same customers.

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As a private company, our stock will no longer be traded on the NASDAQ stock exchange, ownership will no longer be available to public investors and we will no longer be subject to NASDAQ rules and regulations and most public company reporting requirements.

8.	Will Dell be moving headquarters?

•	No. Dell will continue to be headquartered in Round Rock, Texas.

PRIVILEGED AND CONFIDENTIAL—PREPARED AT REQUEST OF COUNSEL

Team Members

9.	How does this proposed transaction impact team members?

•	The prospective buyers believe a strong and competitive portfolio of end-to-end solutions is a key asset and one that our customers value.

•	We fully believe that we can and will achieve our transformation into a leading global, end-to-end solutions provider, but we are best served pursuing this route as a private company.

•	We expect that the proposed private structure will allow us to pursue our transformation and growth:

•	Michael will be the majority owner and will remain CEO.

•	New debt required for the transaction does not result in a restrictively leveraged capital structure.

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The cost of servicing the debt in the proposed structure over the next three years is projected to be approximately the same or slightly less than Dell’s dividend and share repurchase costs over the past three years.

•	The proposed transaction allows us to continue organic and inorganic investment to pursue our growth and transformation.

10.	What will happen to Dell equity (stock or options) that team members hold?

•	Under the terms of the agreement, team members will receive $XX.XX in cash for each share of Dell common stock they hold.

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For participants in our Long Term Incentive (LTI) plans who have received Dell common equity shares in the past (in the form of RSUs, Stock Options or Performance Based Shares), we will be communicating with you directly about your current vested and unvested Dell equity and its treatment in this potential transaction.

11.	Can I sell my shares of Dell now? Can I exercise options and sell them now?

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Team members are free to trade in Dell stock and exercise options except during companywide blackout periods. Team members who are subject to trading restrictions due to their role in the company or involvement in special projects must obtain prior approval from Robert Lindsey, our SEC counsel.

12.	Will any jobs be eliminated?

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We do not anticipate job eliminations as a result of the proposed transaction. Rather, the proposed transaction will enable us to accelerate our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

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However, many of our most important priorities and initiatives will remain intact and, in some cases accelerate, including: the new Dell business model, our Solution Group structure and our productivity and efficiency program targeting $2 billion in opportunity across the company.

PRIVILEGED AND CONFIDENTIAL—PREPARED AT REQUEST OF COUNSEL

Silver Lake

13.	Can you tell me more about Silver Lake?

•	Silver Lake brings deep expertise in the global technology sector developed through more than a decade of investing in technology and technology enabled companies around the world.

•	The firm was built around technology specialization—they know all the tech business models, understand the value chain and have an extremely strong global network of contacts.

•	Silver Lake will provide long-term support to help Denali innovate, invest for growth and accelerate the company’s transformation strategy.

14.	Does Silver Lake understand our business, our strategy and our culture?

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Yes. Silver Lake wholly supports our long-term strategy to transform the business. Silver Lake will provide long-term support to help Denali innovate, invest for growth and accelerate the company’s transformation strategy.

•	Silver Lake brings deep expertise in the global technology sector developed through more than a decade of investing in technology and technology-enabled companies around the world.

Customers, Partners, Suppliers

15.	How will this impact our customers and partners?

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Customers can expect the superior solutions, services and experience they have come to rely upon from Dell, and it is important to reassure them of that. Partners can expect we will continue to provide superior value to them as they work with us to serve our customers.

•	We believe this transaction strengthens Dell’s capabilities to bring industry-leading, differentiated, simplified and easy-to-manage solutions to customers worldwide.

•	We believe that ultimately our customers will benefit from our accelerated transformation.

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Dell continues to have solid cash flow and balance sheet, a strong management team and a globally-recognized brand. Our potential new owners are fully committed to winning in the marketplace, offering innovative products and solutions and providing a superior customer experience.

16.	How will this impact our suppliers?

•	Dell will continue to honor its supplier agreements, terms and commitments.

•	Dell continues to have solid cash flow and balance sheet, a strong management team and a globally-recognized brand.

PRIVILEGED AND CONFIDENTIAL—PREPARED AT REQUEST OF COUNSEL

Forward Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the

PRIVILEGED AND CONFIDENTIAL—PREPARED AT REQUEST OF COUNSEL

Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.